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                                                                    EXHIBIT 10.5

                         EMMIS BROADCASTING CORPORATION
                           1997 EQUITY INCENTIVE PLAN

     1. PURPOSE. The primary purposes of the Plan are to promote and align the interests of employees of the Company and its shareholders, to reward performance that enhances long term shareholder values, to increase employee stock ownership and to improve the Company's ability to attract and retain a team of outstanding employees and executives.

     2. DEFINITIONS. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         "Award" means options, shares of restricted stock, stock appreciation rights or performance units granted under the Plan.

         "Award Agreement" has the meaning specified in Section 4(b)(vi).

         "Board" means the Board of Directors of the Company.

         "Cause" means conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee's habitual neglect of his duties.

         "Change in Control" means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary) becomes after the Effective Date the beneficial owner of 25% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); or (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorg1anization or consolidation, beneficially own, directly

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or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee's own behalf in a transaction in which the persons (or their affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

         For the purposes of this definition, "Acquire the Company" means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; "person" means such term as used in Rule 13d-5 of the SEC under the Exchange Act; "beneficial owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and "group" means such term as defined in Section 13(d) of the Exchange Act.

         "Change in Control Value" means, with respect to a Change in Control, the highest Fair Market Value of a share of Stock during the period beginning on the 180th day before such Change in Control and ending on the day preceding the exercise of an LSAR or, if greater, the highest price per share of Stock paid in connection with such Change in Control.

         "Class A Common Stock" means the Class A Common Stock of the Company, par value $.01 per share.

         "Class B Common Stock" means the Class B Common Stock of the Company, par value $.01 per share.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

         "Committee" means the Compensation Committee of the Board constituted as provided in Section 4.

         "Company" means Emmis Broadcasting Corporation, an Indiana corporation.

         "Disability" means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.

         "Effective Date" means March 1, 1997.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.

         "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date: (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (ii) if a security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers, Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or (iii) if a security

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is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or (iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Committee.

         "Grant Date" means the date of grant of an Award determined in accordance with Section 6.

         "Grantee" means an individual who has been granted an Award.

         "Incentive Stock Option" means an Award under Section 7(b).

         "including" means "including, without limitation."

         "Measuring Period" has the meaning specified in Section 10(a)(i)(B).

         "Option" means an Award under Section 7.

         "Option Price" means the per share purchase price of (i) Stock subject to an option or (ii) restricted stock subject to an option.

         "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "Performance Goals" has the meaning specified in Section 10(a)(i).

         "Performance Percentage" has the meaning specified in Section 10(a)(i)
(C).

         "Performance Units" means units established by the Committee for purposes of granting an Award under Section 10.

         "Plan" means the Emmis Broadcasting Corporation 1997 Equity Incentive Plan.

         "Prior Plans" means the Emmis Broadcasting Corporation 1986 Stock Incentive Plan and the Emmis Broadcasting Corporation 1992 Stock Option Plan and Emmis Broadcasting Corporation 1994 Equity Incentive Plan.

         "Reload Option" has the meaning specified in Section 7(c).

         "Restricted Stock" means Stock awarded pursuant to Section 8.

         "SEC" means the Securities and Exchange Commission.

         "Section 16 Person" means a person subject to potential liability under
Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

         "Stock" means the Class A Common Stock and the Class B Common Stock.

         "Stock Appreciation Rights" means Awards under Section 9.

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         "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         "Termination of Employment" occurs the first day an individual is for any reason entitled to severance payments under the Company's or any Subsidiary's personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary.

     3. SCOPE OF THE PLAN.

     (a) Number of Shares. Subject to Section 3(c), an aggregate of one million (1,000,000) shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Subject to the foregoing limit, shares of Stock held as treasury shares may be used for or in connection with Awards. No more than five hundred thousand (500,000) shares of Class B Common Stock shall be available for grant and issuance under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan. Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.

     (b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 27, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:

         (i)  With respect to Stock subject to Options, 500,000 shares;

         (ii) With respect to Stock subject to Stock Appreciation Rights, 500,000 shares;

         (iii)With respect to Restricted Stock (not issued in payment of an Award of Performance Units), that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee's base salary for such year or (B) $2,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

         (iv) With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee's base salary for such year or (B) $2,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

     (c) Re-Use of Shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, shares of Stock (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price associated with an Award by the transfer of Stock or the surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.

     4.  ADMINISTRATION.

     (a) General. The Plan shall be administered by the Compensation Committee of the Board, which shall consist of persons who are, unless the Board determines otherwise, "outside directors" within the meaning of Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 (and any successor regulation thereto) as

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promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC. Notwithstanding the requirements contained in the immediately preceding sentence, the Board may, in its discretion, delegate to a committee or subcommittee of the Board that does not meet the foregoing requirements any or all of the authority and responsibility of the Committee with respect to Awards to employees who are not
Section 16 Persons or "covered employees" for purposes of Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee.

     (b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of the written agreements by which all Awards shall be granted ("Award Agreements") and, with the consent of the Grantee, to modify any such Award Agreement at any time, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, and (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee.

     (c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. ELIGIBILITY. Awards may be granted to any employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

     6. GENERAL TERMS AND CONDITIONS OF GRANTS.

     (a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

     (b) Maximum Term. The term of each Award (subject to Section 7(b) and 7(c) with respect to Incentive Stock Options and Reload Options, respectively) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.

     (c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

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     7.  OPTIONS.

     (a) Grant of Options and Option Price. No later than the Grant Date of any Option, the Committee shall determine the Option Price of such Option. The Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.

     (b) Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option: (i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date; (ii) shall be for a period of not more than 10 years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement; (iii) shall not have an aggregate Fair Market Value of Stock (determined for each Incentive Stock Option on its Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit"); (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all Incentive Stock Options previously granted under the Plan and any Other Plans ("Prior Grants") and any Incentive Stock Options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows: (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Grantee during such calendar year with respect to stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant; (v) shall be granted within 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

     (c) Grant of Reload Options. The Committee may from time to time, in its discretion, adopt a policy, which policy shall not remain in effect for longer than 12 months at a time, but which may be adopted for successive 12-month periods, under which each Grantee who exercises while the policy is in effect an Option for shares of Stock which have a Fair Market Value on the date of exercise equal to not less than 100% (or such greater percentage set forth in the policy) of the Option Price for such Options ("Exercised Options") and pays the Option Price with shares of Stock, shall be granted, subject to Section 3, additional Options ("Reload Options") in an amount equal to the sum ("Reload Number") of the number of shares of Stock tendered to exercise the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The Committee may, in its discretion, provide that the Reload Option policy shall not apply to Options which would expire within such period as the Committee determines, in its discretion, from the effective date of the policy.

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     (d) Terms and Conditions for Reload Options. Reload Options shall be subject to the following terms and conditions: (i) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates; (ii) the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); (iii) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (A) the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option, and (B) no Reload Option may be exercised within one year from the Grant Date thereof; and (iv) each Reload Option shall by its terms be subject to the Company's receipt of either an opinion of counsel for the Company or a "no-action" letter from the staff of the SEC to the effect that the grant of such Reload Option would not cause the Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor provision) under Section 16(b) of the Exchange Act.

     (e) Exercise of Options. Subject to Sections 4(b)(viii), 7(g), 13 and 18 and such terms and conditions as the Committee may impose, each Option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such Option. Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) Stock valued at its Fair Market Value on the business day preceding the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock each valued at the Fair Market Value of a share of Stock on the business day next preceding the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a "same day sale" commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a "margin" commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220. 3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) in the discretion of the Committee and to the extent permitted by law, in accordance with Section 14; or (viii) by the surrender of all or part of the Option being exercised.

     (f) Use of Restricted Stock to Pay Option Price. If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.

     (g) Special Rules for Section 16 Persons. Except as determined by the Committee in its sole discretion, no Option identified with a Stock Appreciation Right shall be exercisable by a Section 16 Person for six months from its Grant Date. This limitation shall not apply if the Grantee dies or incurs a Disability before the end of the six-month period.

     (h) Provision Applicable to Certain Hardship Distributions. No Grantee shall make any elective contribution or employee contribution (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) (i.e., exercise an Option with cash or check) to the Plan during the 12-month period after the Grantee's receipt of a deemed hardship

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distribution (within the meaning of Treasury Regulation Section
1.401(k)-1(d)(2)(iv)) from a plan of the Company (or a related party within the provisions of Code Section 414(b), (c), (m) or (o)) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under
Section 401(k) of the Code.

     8.  RESTRICTED STOCK.

     (a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which, subject to clauses (A) and (B) of this sentence, may be zero), and (ii) the restrictions applicable to such grant; provided, however, that: (A) the per share purchase price of all such shares (other than treasury shares) shall be greater than or equal to the par value of the Stock; and (B) if such shares are to be granted to a Section 16 Person, the per share purchase price of any such shares shall also be at least 50% of the Fair Market Value of the Stock on the Grant Date unless such shares are granted for no monetary consideration or with a purchase price per share equal to the par value of the Stock, except that this clause (B) shall be inapplicable if the Company obtains an opinion of counsel for the Company or a "no action" letter from the staff of the SEC to the effect that such limitation is not necessary for the Plan to comply with the requirements of Rule 16b-3 (or any successor exemption) under the Exchange Act.

     (b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares and, in any event, no later than 10 days after the Grant Date for such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the business day next preceding the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the business day next preceding the date of payment; provided that: (A) the use of Stock or restricted stock in payment of such purchase price by a
Section 16 Person is subject to the prior receipt by the Company of either a favorable opinion of counsel for the Company or a "no action" letter from the staff of the SEC with respect to the exemption of such use of stock from liability under Section 16(b) of the Exchange Act or the inapplicability of such liability; (B) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 14; and (C) if the purchase price for Restricted Stock ("New Restricted Stock") is paid with shares of restricted stock ("Old Restricted Stock"), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

     (c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee's Award of Restricted Stock shall be forfeited: (i) upon the Grantee's Termination of Employment within a specified time period after the Grant Date, or (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee's Termination of Employment.

     (d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of restricted stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and
(iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the Company's tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.

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




     (e) Certificates. Any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

     9.  STOCK APPRECIATION RIGHTS.

     (a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.

     (b) Exercise of Stock Appreciation Rights. Subject to Section 4(b)(viii), 9(d), 13 and 18 and such terms and conditions as the Committee may impose, each Stock Appreciation Right shall be exercisable not earlier than the first anniversary of the Grant Date of such Stock Appreciation Right to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.

     (c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

     (d) Special Rules for Section 16 Persons. Except as determined by the Committee in its sole discretion, no Stock Appreciation Right shall be exercisable by a Section 16 Person for six months from its Grant Date. This limitation shall not apply if the Grantee dies or incurs a Disability before the end of the six-month period.

     10. PERFORMANCE UNITS.

     (a) Grant of Performance Units.

         (i) Before the grant of any Performance Unit, the Committee shall: (A) determine performance goals ("Performance Goals") applicable to such grant,
     (B) designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the "Measuring Period"), and (C) assign a "Performance Percentage" to each level of

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




     attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time.

         (ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including net income, cash flow, growth in net income or cash flow, earnings per share, growth of earnings per share, return on equity, or return on capital. The Performance Goals may include minimum and optimum objectives or a single set of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

         (iii) When granted, Performance Units may, but need not, be identified with shares of Stock subject to a specific option, specific shares of Restricted Stock, or specific Stock Appreciation Rights of the Grantee granted under the Plan or any Prior Plan in a number equal to or different from the number of the Performance Units so granted. If Performance Units are identified with shares of Stock subject to an option, shares of Restricted Stock, or Stock Appreciation Rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Performance Units shall terminate upon (A) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Stock Appreciation Rights, (B) the exercise of such Option or Stock Appreciation Rights, or (C) the nonforfeitability of such shares of Restricted Stock.

         (iv) With respect to Awards of Performance Units that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (A) select the Grantees for such Awards,
     (B) establish in writing the applicable Performance Goals and all related terms no later than 90 days after the commencement of the period of service to which the Performance Goals relate (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and
     (C) designate the Awards that are to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

     (b) Exercise of Performance Units. Subject to Sections 13 and 18 and such terms and conditions as the Committee may impose, if, with respect to any Performance Unit, the minimum Performance Goals have been achieved during the applicable Measuring Period, then such Performance Unit shall be exercisable commencing on the later of (i) the first anniversary of the Grant Date or (ii) the first day after the end of the applicable Measuring Period. Performance Units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Performance Units; provided, however, that Performance Units not identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall be deemed exercised on the date on which they first become exercisable. After completion of the Measuring Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such Award are attained. Unless and until the Committee so certifies, the Award shall not be paid. Unless otherwise provided for in the applicable Award Agreement, the exercise of Performance Units which are identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Stock Appreciation Rights, as the case may be, to the extent of such exercise.

     (c) Benefit of Performance Unit. The benefit for each Performance Unit exercised shall be an amount equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.

     (d) Payment. The benefit upon the exercise of a Performance Unit shall be payable as soon as is administratively practicable after the later of (i) the date the Grantee exercises or is deemed to exercise such Performance Unit, or
(ii) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay

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




benefits wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date such benefit is to be paid.

     (e) No Discretion. With respect to Awards of Performance Units that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the Award due upon attainment of the applicable Performance Goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any Award of Performance Units (i.e., to reduce or eliminate the Award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

     (f) Forfeiture. In addition to any specific provisions on forfeiture provided for in any Performance Unit Award Agreement, Performance Units will be forfeited if the Grantee terminates employment (other than upon death, disability or retirement) with the Company, a Subsidiary or an affiliate prior to the completion of the Measuring Period; provided that the Committee shall have the authority to provide for a partial or full payment of the Award that would have been payable if the Grantee had continued employment for the entire Measuring Period, which shall be paid at the same time as it would have been paid if no such termination of employment occurred, but only if and to the extent the exercise of such discretion by the Committee does not prevent any Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

     11. GRANTEE'S AGREEMENT TO SERVE. Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

     12. NON-TRANSFERABILITY. Except as permitted by the Committee in writing, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.

     13. EFFECTS OF A CHANGE IN CONTROL. The terms and provisions of this
Section 13 shall apply upon the occurrence of a Change in Control only if, prior to the Change in Control, the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:

     (a) General. Subject to Sections 7(g), 9(d) and 18 but notwithstanding
Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.

     (b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.

     14. LOANS AND GUARANTEES. The Committee may, in its discretion:

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




         (i) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an Option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

         (ii) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes. Any such payment deferral or guarantee by the Company pursuant to this Section 14 shall be on a secured or unsecured basis for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) pays upon exercise of an Option or grant of shares of Restricted Stock, as the case may be, an amount equal to or greater than the aggregate par value of all shares of Stock or Restricted Stock (other than treasury shares) to be then delivered. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 14, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's Termination of Employment or upon the Grantee's sale or other transfer of the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

     15. NOTIFICATION UNDER SECTION 83(B). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under
Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the
Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

     16. MANDATORY WITHHOLDING TAXES.

     (a) General. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

     (b) Incentive Stock Options. If any disqualifying disposition described in
Section 7(b)(vi) is made with respect to shares of Stock acquired under an Incentive Stock Option granted pursuant to the Plan or any election described in
Section 15 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

     17. ELECTIVE SHARE WITHHOLDING.

     (a) Election by Grantee. Subject to Section 17(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock's becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

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




     (b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee's right to make such an election shall be subject to the Committee's right to revoke such right at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement; (ii) if the Grantee is a Section 16 Person, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so; (iii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; (iv) the Grantee's election shall be irrevocable by the Grantee; (v) unless waived by the Committee, a Section 16 Person may not elect Share Withholding within six months after the grant of the related Option or Stock Appreciation Rights (except if the Grantee dies or incurs a Disability before the end of the six-month period); (vi) unless waived by the Committee, a
Section 16 Person must elect Share Withholding six months before the Tax Date; and (vii) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

     18. TERMINATION OF EMPLOYMENT.

     (a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee's shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee's Termination of Employment.

     (b) Other Awards. If the Grantee has a Termination of Employment for Cause, any unexercised Option, Stock Appreciation Right, or Performance Unit shall terminate upon the Grantee's Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of the Grantee's Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 90th day following the Grantee's Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company's or any Subsidiary's personnel policies, except that: (i) if the Grantee's Termination of Employment is caused by the death of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of the Grantee's death, may be exercised, in whole or in part, at any time within one year after the Grantee's death by the Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee's Termination of Employment is as a result of retirement, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days after such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such 90-day period, such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment; and (iii) if the Grantee's Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such one-year period, such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death.

     (c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee's Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option, Stock Appreciation

Right, or Performance Unit which is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option, Stock Appreciation Right, or Performance Unit has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 18(c), such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights but only if such limitation is consented to by the Grantee.

     (d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

     19. SUBSTITUTED AWARDS. If the Committee cancels any Award (granted under this Plan, the Prior Plans, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award and may, in its discretion, provide that the grant date of the canceled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the grant date of the canceled Award; provided that no award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the award to be canceled; and further provided that no Section 16 Person may exercise a substituted Stock Appreciation Right or a substituted Option identified with a Stock Appreciation Right within six months after the grant date (calculated without reference to this Section 19) of such substituted Stock Appreciation Right or Option, unless the Company shall have received an opinion of counsel for the Company or "no action" letter from the staff of the SEC to the effect that such limitation is not necessary in order to avoid liability under Section 16(b) of the Exchange Act.

     20. SECURITIES LAW MATTERS.

     (a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.

     (b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee's authority under this Section 20(b) shall expire on the date of the first Change in Control to which Section 13 applies.

     (c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     (d) Waiver of Section 16 Restrictions. The Committee may waive compliance with any provision of this Plan which is expressly applicable only to Section 16 Persons if the Committee determines that such compliance is not necessary to avoid a violation of Section 16(b) of the Exchange Act.

     21. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     22. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     23. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

     24. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Grantee's Stock, the Committee may require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Grantee who is permitted to execute a promissory note as partial or full consideration for the purchase of Stock under the Plan shall be required to pledge and deposit with the Company all or part of the Stock so purchased as collateral to secure the payment of the Grantee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Grantee under the promissory note notwithstanding any pledge of the Grantee's Stock or other collateral. In connection with any pledge of the Stock, the Grantee shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Stock purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     25. NATURE OF PAYMENTS. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     26. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 18, of Terminations of Employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

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




     27. ADJUSTMENTS. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, and (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

     28. ADOPTION AND SHAREHOLDER APPROVAL. The Plan shall be approved by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.

     29. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     30. AMENDMENT AND TERMINATION OF THE PLAN. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, including without limitation to qualify Awards hereunder as performance-based compensation under Code Section 162(m)(4)(C) and to permit or facilitate qualification of Options therefore or thereafter granted as Incentive Stock Options under the Code; provided that, without shareholder approval, no amendment shall (a) increase the aggregate number of shares which may be issued as Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation Section 1.422A- 2(b)(3)(iv) or its successor, or (b) change the material terms of a Performance Goal that were previously approved by shareholders within the meaning of Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision, unless the Board shall determine that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, will not avoid such a loss of deduction or is not advisable. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.

     31. WEEKENDS AND HOLIDAYS. Unless this Section 31 prevents an Option from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award from qualifying as performance-based compensation under
Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     32. FOREIGN GRANTEES. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

     33. INTERPRETATION UNDER SECTION 162(M). Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code, and (ii) every position of the Plan shall be administered, interpreted and construed to carry out (i) hereof. Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to

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




grant Awards hereunder that qualify as performance-based compensation under Code
Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code
Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

     34. APPLICABLE LAW. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     35. CONSTRUCTION. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

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